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EXHIBIT 23.1

                                                              COMISKEY & COMPANY

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation into the Registration Statement on Form S-1/A of Raptor Networks Technology, Inc. of our Report of Independent Registered Public Accounting Firm, dated March 17, 2007 (except paragraph 7 of Note 1 which is August 14, 2007), on our audits of the consolidated financial statements and financial statement schedules of Raptor Networks Technology, Inc. for the years ended December 31, 2005 and 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.


Denver, Colorado
May 12, 2008


                                                         /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION